Exhibit 99.4

CORPORATE GOVERNANCE GUIDELINES

(Amended and Restated Effective June 10, 2020)

These Corporate Governance Guidelines (“Guidelines”) of PetMed Express, Inc. ("Company") are intended as a component of the flexible governance framework within which the Board of Directors of the Company (the "Board"), assisted by its committees, directs the affairs of the Company. These Guidelines should be interpreted in the context of all applicable laws, regulations and applicable listing requirements, as well as in the context of the Company's Articles of Incorporation, as amended, and ByLaws, as amended (“ByLaws”).

Composition of the Board of Directors

The ByLaws of the Company provide that the Board shall consist of not less than three (3) or more than eleven (11) individuals, with the exact number being determined from time to time by resolution of the Board.

Directors are re-elected each year. The Board has not established term limits because it believes Directors who have developed increasing insight into the Company and its operations over time can provide an increasing contribution to the Board as a whole. The Chairperson of the Board (“Chairperson”) is selected by the Board and may serve consecutive terms. The Chairperson, or in the absence of the Chairperson, such person as set forth in the Bylaws, shall preside at all meetings of shareholders, and shall chair all meetings of the Board. In addition, the Chairperson shall perform all duties which may be required by law and such other duties as specified by the Board. The Board shall consider the rotation of the Chairperson at appropriate intervals as it does with committee memberships and chairpersonships. To ensure the Board continues to generate new ideas and to operate effectively, the Corporate Governance and Nominating Committee shall monitor board composition and performance and propose steps as necessary regarding continuing director tenure.

Any Director who experiences a material change in his/her job responsibilities or the position he/she held when he/she came on the Board should deliver a notice of such change in status to the Chairperson of the Board describing the change. The Corporate Governance and Nominating Committee shall then evaluate whether the individual continues to satisfy the Board’s membership criteria in light of his/her new occupational status and shall recommend to the Board the action, if any, to be taken with respect to such individual.

It is the policy of the Board that the number of Directors at all times reflects the following objectives. The Board shall:

☐	Meet the standards of independence set forth under “Director Independence” below;
☐	Encompass a range of talent, skill, experience and character sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests;
☐	Reflect the diversity of the Company’s shareholders, employees, customers and communities; and
☐	Dedicate sufficient time and resources to ensure the diligent performance of its duties.

Functions of the Board of Directors

The responsibility of the Board is to supervise and direct the management and affairs of the Company in the interest and for the benefit of the Company’s shareholders, including their interest in optimizing financial returns and the value of the Company over the long term. To that end, the Board shall have the following duties:

1.	Overseeing the conduct of the Company’s business and strategic plans to evaluate whether the business is being properly managed;

2.

Selecting the Chief Executive Officer (“CEO”) and Chairperson. It is the policy of the Company that the positions of Chairperson of the Board and CEO be held by separate persons and that the position of Chairperson be held by an independent director;

3.	Providing advice and counsel to the Company's CEO and principal senior executives;

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4.	Reviewing and, where appropriate, approving the Company’s major financial objectives, plans and actions;

5.

Reviewing and, where appropriate, approving major changes in, and determinations of, other major issues respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the Company’s financial statements;

6.	Providing oversight of internal and external audit processes and financial reporting;

7.	Providing oversight of risk assessment and protection processes and processes designed to promote legal compliance;

8.	Regularly evaluating the performance and approving the compensation of the CEO and, with the advice of the CEO, regularly evaluating the performance of senior executives; and

9.	Performing such other functions as the Board believes appropriate or necessary, or as otherwise prescribed by rules or regulations.

The Company's Directors recognize their obligation individually and collectively as the Board to pay careful attention, be properly informed, and contribute meaningfully to all board and committee meetings. This requires regular preparation for and attendance at Board and committee meetings, including the advance review of circulated materials. Directors are expected to attend at least 75% of Board and applicable committee meetings (in person, by telephone, or by video conference). Consistent with their fiduciary duties, Directors are expected to maintain the confidentiality of the deliberations of the Board and its committees. The Directors also recognize that candor and the avoidance of conflicts in fact and in perception are hallmarks of the accountability owed to the shareholders. Directors have a personal obligation to disclose a potential conflict of interest to the Chairperson and the Audit Committee prior to any Board decision related to the matter and, if the Chairperson and the Audit Committee, in consultation with legal counsel, determines a conflict exists or the perception of a conflict is likely to be significant, to recuse themselves from any discussion or vote related to the matter.

The CEO, working with the other executive officers of the Company and its affiliates, shall have the authority and responsibility to manage the business of the Company in a manner consistent with the standards of the Company, and in accordance with any specific plans, instructions or directions of the Board.

The CEO shall seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company, including those that would make a significant change in the financial structure of control of the Company, the acquisition or disposition of any significant businesses or entry of the Company into any major new line of business.

Director Independence

It is the goal of the Board that at least one-half of the members of the Board shall consist of “independent directors” as defined by the U.S. Securities and Exchange Commission (the "SEC") as well as in the interpretative materials of The NASDAQ Stock Market, Inc. ("NASDAQ"). Generally, "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

The Board shall undertake an annual review of the independence of all nonemployee Directors. In advance of the meeting at which this review occurs, the Board shall be provided with sufficient information regarding each nonemployee Director’s business relationships with the Company or its management, and the recommendation of the Corporate Governance and Nominating Committee, to enable it to evaluate the Director’s independence.

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Executive Sessions of the Independent Directors

The independent directors shall have the opportunity to meet without members of management or other Directors present in executive session, at each Board or Board committee meeting, and as otherwise determined by such independent directors. The agenda for the executive sessions shall be established by the Chairperson and such executive sessions shall follow such procedures as determined by the independent directors. If the Chairperson is an employee of the Company, the Board may elect from among its independent Board members a lead director (“Lead Independent Director”), who shall preside at executive sessions. The authority in such sessions to act on behalf of the Company or the Board on any matters requires an express delegation of authority by the Board.

Business Relationships with Directors

Any monetary arrangement between a Director (including any member of a Director’s immediate family) and the Company or any of its subsidiaries or affiliates for goods or services shall be subject to the recommendation of the Audit Committee and approval by the Board as a whole. Such approval shall not be required where:

1.

the Director’s sole interest in the arrangement is by virtue of his or her status as a director and/or holder of a less than 1% equity interest (other than a general partnership interest) in an entity with which the Company or an affiliate or subsidiary of the Company has concluded such an arrangement; and

2.	the amount involved is less than $120,000 in any fiscal year; and
3.	the Director is not personally involved in (i) the negotiation and execution of the arrangement, (ii) performance of the services or provision of the goods or (iii) the monetary arrangement; and
4.	otherwise as provided in the Company’s Related Party Transaction Policies and Procedures; the Related Party Transaction Policies and Procedures is posted on the Company’s website.

CEO Performance Evaluation

The Board has delegated to the Compensation Committee the task of evaluating the CEO annually and reporting its recommendations to the Board. The chairperson of the Compensation Committee and/or the Board Chairperson communicate(s) the Board's conclusions to the CEO.

At the end of each year, the CEO presents his performance objectives for the upcoming year to the Compensation Committee for their approval. The Compensation Committee shall then meet privately to discuss and evaluate the CEO's performance for the current year against his performance objectives, which evaluation is based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and other criteria as determined by the Compensation Committee, and review that evaluation with the CEO. The Compensation Committee uses this performance evaluation in the course of its deliberations when considering the CEO's compensation.

Board Performance Evaluation

The Board shall conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.  The Corporate Governance and Nominating Committee shall receive comments from all Directors and report annually to the Board with an evaluation and assessment of the Board’s performance.  The evaluation includes a survey of the individual views of all nonemployee Directors. This shall be discussed with the full Board following the end of each fiscal year.  The assessment shall focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

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Management Succession and Review

The Board views CEO selection as one of its most important responsibilities. The Corporate Governance and Nominating Committee, in consultation with the CEO, oversees the planning for CEO succession should the CEO cease to serve for any reason. When a succession of the CEO occurs, the Corporate Governance and Nominating Committee manages the process of identifying and selecting the new CEO with the full participation of each of the nonemployee Directors.

The CEO shall review periodically with the Corporate Governance and Nominating Committee the performance of other key members of the senior management of the Company as well as potential succession arrangements for such management members. Executive officers shall be determined by the Board.

Board Meetings

The Chairperson in consultation with other members of the Board, shall determine the timing and length of the meetings of the Board. The Board expects that four regular meetings generally scheduled to coincide with the review and approval of the Company’s quarterly results of operations is desirable for the performance of the Board’s responsibilities. In addition to regularly scheduled meetings, additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company.

The Chairperson shall establish the agenda for each meeting. At one meeting each year the Board shall be presented with the long-term strategic plan for the Company and the principal issues that the Company expects to face in the future. Sufficient time shall be allocated for this presentation to allow for questions by and full discussion with the members of the Board.

The agendas for Board meetings shall provide opportunities for the heads of each department of the Company to make presentations to the Board during the course of the year. Each Director shall be entitled to suggest the inclusion of items on the agenda, request of or a report by any member of the Company senior management, or at any Board meeting raise subjects that are not on the agenda for that meeting.

Board Committees

Committees shall be established by the Board from time to time to facilitate and assist in the execution of the Board’s responsibilities. Committees may be standing or ad hoc. Generally, a committee shall be constituted to address issues that, because of their complexity, technical nature, level of detail, time requirements and/or sensitivity, cannot be adequately addressed within the normal agenda for Board meetings. The Board shall designate one member of the committee to serve as the committee’s chairperson. The Board retains discretion to form new committees or disband current committees depending upon the circumstances.

Our Board maintains a:

Compensation Committee,

Audit Committee, and

Corporate Governance and Nominating Committee.

Each committee shall have a written charter of responsibilities, duties and authorities, which shall periodically be reviewed by each committee and the Board. Each committee shall report to the full Board with respect to its activities, findings and recommendations as necessary.

Each committee shall have full power and authority, in consultation with the Chairperson, to retain the services of such advisers and experts, including counsel, as it deems necessary or appropriate with respect to specific matters within its purview.

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Committee Membership

The Board shall consider the rotation of committee membership and committee chairpersonship at appropriate intervals. The Audit Committee, Corporate Governance and Nominating Committee and Compensation Committees shall be composed of independent Directors. The Company shall comply with this guideline to extent permitted by its business circumstances. An inability to recruit independent Directors may impede the adoption of this guideline.

Committee Meetings

Each committee chairperson, in consultation with the Board Chairperson, shall establish agendas and set meetings at the frequency and length appropriate and necessary to carry out the committee’s responsibilities.

Any Director who is not a member of a particular committee may attend any committee meeting with the concurrence of the committee chairperson.

Board Materials

Directors shall receive information and data that are important to their understanding of the businesses of the Company, in writing, and in sufficient time to prepare for meetings, generally three to five days before the Board meets, although this is not a strict standard, so as to allow for unusual circumstances. This material shall be as brief as possible while still providing the desired information; it shall be analytic as well as informational; and it shall include highlights and summaries whenever appropriate.

As a general rule, Board meeting time is reserved for discussion. Presentations on specific subjects may be forwarded to the Directors in advance so that Directors may prepare, Board meeting time may be conserved, and discussion time may be focused. It is recognized, however, that there may be occasions when an important issue arises without time for written background materials to circulate or the subject matter is not appropriate for written materials, such that more presentation time shall be required.

Directors are also encouraged to keep themselves informed with respect to the Company’s affairs between Board meetings through direct individual contacts with members of the senior management of the Company.

Risk Management

While the overall responsibility for risk oversight rests with the full Board, our Audit Committee provides oversight of management’s guidelines, policies, and processes for assessing, monitoring and mitigating the Company’s critical enterprise risks, including the major strategic, operational, financial, and compliance risks inherent in the Company’s business and core strategies, determines which risks need to be included on the Board’s agenda for discussion, and assists the Board in its oversight of the Company’s management of key risks that have the potential to significantly affect the Company’s ability to execute its strategy and achieve its strategic business objectives and performance goals.

Selection of New Directors

The Board shall be responsible for recommending director nominees to shareholders for election. The Board has delegated the screening process for director nominees to the Corporate Governance and Nominating Committee.

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The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, at least annually, the appropriate skills, characteristics and experience represented on the Board in light of the Company's strategic direction, opportunities and risks, as well as the perceived needs of the Board at that point in time and having regard for the most recently conducted Board performance evaluation. As part of the Board's program for succession planning and director recruitment, the Corporate Governance and Nominating Committee shall maintain and evaluate, at least annually, the current Board composition based on the Directors' experience, qualifications, competencies, judgment, diversity, age, and skills in order to allow the Board to focus on identifying and attracting new members that would most benefit the Board at a particular point in time. The Corporate Governance and Nominating Committee maintains a list of potential Board candidates for future consideration based on obtaining input from various sources and conducting evaluations of such candidates.

The Corporate Governance and Nominating Committee also considers recommendations for Board candidates submitted by shareholders using the same criteria it applies to recommendations from the Corporate Governance and Nominating Committee, directors, members of management and other sources. Shareholders may submit recommendations for Board candidates in accordance with the procedures set forth in the ByLaws. Invitations to serve as a nominee are extended by the Board itself via the Chairperson and the chairperson of the Corporate Governance and Nominating Committee.

The Board places a high priority on the vitality and diversity of its Board and in the discharge of its responsibilities. In addition, the Board shall seek new members who can devote their time and energies to provide fresh ideas and viewpoints, as well as to strengthen the expertise and balance of the Board. The Board recognizes that it is important that each Director have the time to devote to the oversight of the Company’s business. Therefore, in choosing new directors the Board shall seek candidates who do not serve on so many other boards as to interfere with their ability to dedicate the requisite time to service on this Board. The Board believes that Directors who are full-time employees of other companies should not serve on more than two outside public company boards at a time, and that Directors who are retired from active employment should not serve on more than five such boards. The Board may, however, make exceptions to this standard as it deems appropriate in the interest of the Company’s shareholders.

Director Compensation

The Compensation Committee recommends to the Board for approval general principles for determining the form and amount of Director compensation and subject to such principles, evaluates from time to time the status of Board compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.), reporting its findings and recommendations to the Board for approval.

Shareholding for Directors and Named Executive Officers

All independent directors and all named executive officers shall own shares of common stock of the Company pursuant to the Company’s stock ownership policy approved by the Board and publicly disclosed.

Director Orientation and Continuing Education

The Board has delegated to the Corporate Governance and Nominating Committee the task of designing, with Company management, an appropriate orientation program for new directors that includes background material, meetings with senior management and visits to Company facilities. The Corporate Governance and Nominating Committee also explores, makes available, designs and provides continuing education opportunities for Directors, from time to time.

Direct Access to Senior Managers and Independent Advisers

Directors have complete access to senior management and to the Board's advisors. Directors are expected to use good judgment to ensure that this contact is not distracting to the business operation of the Company, and that independent advisers are used efficiently.

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The Board welcomes periodic attendance of senior managers at Board meetings. Should the Chairperson, CEO or, if applicable, the Lead Independent Director wish to suggest that a senior manager attend on a regular basis, such suggestion is made to the Board for its concurrence. The Board encourages management to bring managers into Board meetings who can provide additional insight into the items being discussed because of personal involvement in these areas.

The Board of Directors may seek legal or other expert advice, including legal counsel, from a source independent of management. Generally, this would be with the knowledge of the Chairperson and CEO.

Communications with the Board

Shareholders are invited to communicate to the Board or its committees by writing to the attention of any Board member c/o Corporate Secretary, 420 South Congress Avenue, Delray Beach, FL 33445, facsimile (561) 526-4436, email: CorporateSecretary@1800petmeds.com.

Communications with the Public

If public comments from the Board are appropriate, they should come from the Chairperson who speaks for the Board. The Chairperson may work with the CEO and other staff as appropriate in crafting public statements.

Recovery of Performance-Based Compensation

In the event there is a material restatement of the Company's financial results filed with the SEC due to fraud or intentional misconduct, the Compensation Committee of the Board shall review the performance-based compensation and incentives received by executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. To the extent permitted by applicable law, the Compensation Committee shall seek, through the exercise of their business judgment, the recovery of any such compensation and incentives as the Compensation Committee determines are in excess of the performance-based compensation and incentives that would have been received by such officers based on the restated financial results.

Code of Business Conduct and Ethics

All Company Directors and employees, including the CEO, chief financial officer and principal accounting officer, are required to abide by the Company’s Code of Business Conduct and Ethics (“Code”) to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code covers conflicts of interest; corporate opportunities; confidentiality; compliance with laws, rules and regulations; fair dealing; and encourages the reporting of any illegal or unethical behavior. The Code is posted on the Company’s website. The Board expects the Directors, as well as officers and employees, to act ethically at all times and to adhere to the Code. The Company currently has procedures in place to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A description of the procedures is contained in the Code posted on the Company’s website. The Audit Committee oversees treatment of employee concerns in this area.

implementation and Review of the Guidelines

The Corporate Governance and Nominating Committee reviews these Guidelines annually and recommends amendment to the Board as necessary.

If the Board ascertains at any time that any of the Guidelines set forth herein are not in full force and effect, the Board shall take such action as it deems necessary to assure full compliance as promptly as practicable.

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